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                                       Exhibit A - Certificate of
                                       Incorporation of Surviving Corporation



                                   RESTATED
                           CERTIFICATE OF INCORPORATION

                                       OF

                               MARKET FACTS, INC.



It is hereby certified that:

1. The present name of the corporation (hereinafter called the "corporation") is Market Facts, Inc., which is the name under which the corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the corporation with the Secretary of State of the State of Delaware is August 19, 1966.

2. The provisions of the Certificate of Incorporation of the corporation as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Market Facts, Inc., without further amendment and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

3. The Board of Directors of the corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

     FIRST:  The name of this corporation is Market Facts, Inc.

     SECOND:  Its principal office in the State of Delaware is:

                 Delaware Corporation Organizers, Inc.
                 1201 North Market Street
                 Post Office Box 1347
                 Wilmington, Delaware 19801

     THIRD: The nature, object and purposes of the business proposed to be transacted, promoted and carried on are to do any or all things mentioned herein as fully and to the same extent as natural persons could do, and in any part of the world, namely:

     1. To engage generally in the business of market research, conducting market surveys and market tests, collecting and analyzing facts and data, and rendering opinions interpreting the findings.


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     2.  To buy, sell, lease, dispose of, distribute, import, export, manufacture, produce, and trade or otherwise deal in and with all materials, devices, implements, goods, wares, merchandise and services of any and every character.

     3. To acquire by purchase, lease or otherwise, real estate located anywhere within or without the United States, and interests of any kind therein; to own, hold, use, occupy, improve, develop, alter, enlarge, rebuild and manage said real estate and any improvements thereon; to erect or cause to be erected buildings and structures of any kind and description, with their appurtenances; to lease, mortgage or otherwise encumber any and all such real estate and any improvements thereon; and to sell, exchange, transfer or otherwise dispose of any or all of the corporation's interests in any and all said real estate and any improvements thereon.

     4. To manufacture, purchase, lease or otherwise acquire equipment, goods, wares, merchandise and other personal property of any and every class and description, and interests of any and every kind therein; to own, hold, lease, hypothecate and use said property; and to sell, trade, deal in or otherwise dispose of any or all the corporation's interests therein.

     5. To enter into, make, perform and become assignee of and to execute and deliver performance bonds in connection therewith, contracts of every kind and description with any person, firm, association or corporation, and with the United States of America or any territory, state, county, municipality, or any department, agency, commission, corporation or political subdivision thereof, and with any foreign government, colony, body politic or political entity thereof.

     6. To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, pledge or otherwise dispose of, letters patent, patent rights, patent applications, licenses, privileges, inventions, improvements, processes, copyrights, service-marks, trade-marks, trade-names and the like, either of the United States or of a foreign country, relating to or useful in connection with the business of the corporation.

     7. To lend money or extend credit or both to any person, firm, association or corporation that purchases, leases or otherwise acquires real or personal property from the corporation; to lend money or extend credit to, or guarantee the payment of dividends, interest or other obligations of, or otherwise financially assist any person, firm, association or corporation, whenever such loan, credit extension, guarantee or other financial assistance is deemed by the corporation to be desirable and to promote the interests of the corporation.

     8. To acquire the good will, business, rights, assets and property of, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation; to pay for the same in cash, stock or other securities of the corporation or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased or acquired, to conduct in any lawful manner the whole or any part of the business so acquired, and to exercise all the powers necessary or


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         convenient to conduct and manage such business; and to merge or consolidate with any corporation in such manner as may be permitted by law.

     9. To borrow or raise monies for corporate purposes, and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue, and to redeem, purchase, resell and reissue, promissory notes, drafts, bills of exchange, warrants, bonds, debentures, convertible or otherwise, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its own corporate purposes.

    10.  To purchase, hold, sell and transfer the shares of its own stock:
         Provided it shall not use its funds or property for the purchase of its own shares of stock when such use would cause any impairment of its capital, except as may be permitted by law, and provided further that shares of its own stock belonging to it shall not be voted upon directly or indirectly.

    11. To have offices, keep its books and records of account, conduct its business and promote its purposes within and without the State of Delaware and the other States of the United States of America and its Territories and Possessions and the District of Columbia, and in foreign countries, without restrictions as to place or amount.

    12. In general, to have and exercise all the powers now conferred or which may hereafter be conferred by the laws of the State of Delaware upon corporations formed thereunder, and to do any or all things hereinabove set forth to the same extent as natural persons could do.

    13. The powers specified in the foregoing clauses of this Article, except where otherwise expressed, shall be in nowise limited or restricted by reference to or inference from the terms of any other clause in this Certificate of Incorporation, but shall be regarded as independent powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner any other powers of this corporation.

    FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 1 share of Common Stock of the par value of $0.01 per share (hereinafter called "Common Stock").

    The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock and other general provisions relating thereto shall be as follows:


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PROVISIONS RELATING TO THE COMMON STOCK

(a) Except as provided by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the corporation on all matters voted upon by the stockholders.

(b) Subject to the provisions relating to all classes of stock having prior rights as to dividends at the time outstanding, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors out of the assets of the corporation legally available therefor.

(c) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after the payment in full of all preferential amounts to which the holders of outstanding shares of all classes of stock having prior rights at the time shall be entitled, holders of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to such stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity, and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

(d) No holder of shares of the Common Stock of the corporation shall have preemptive rights or otherwise be entitled as a matter of right to purchase or subscribe for any part of any unissued stock of any class, or of any additional stock of any class of capital stock of the corporation, or of any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the corporation, now or hereafter authorized, but any such stock or other securities convertible into stock may be issued and disposed of pursuant to resolution by the Board of Directors to such persons, firms, corporations or associations and upon such terms and for such consideration (not less than the par value or stated value thereof) as the Board of Directors in the exercise of its discretion may determine and as may be permitted by law without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, personal property, real property (or leases thereof) or services. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered, shall be deemed fully paid and not liable to any further call or assessment.


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FIFTH:  The existence of this corporation is and shall be perpetual.

SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

SEVENTH: The following provisions are hereby adopted with respect to and for the management of the business of the corporation and for the purpose of creating, defining, limiting and regulating the powers of the corporation, the Board of Directors and the stockholders, which powers shall be construed in furtherance of the powers expressly conferred by statute:

1. The Board of Directors may at any time and from time to time make, alter, amend or repeal the by-laws of the corporation.

2. The Board of Directors may set apart, out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve in the manner in which it was created.

3. The Board of Directors may at any time initiate, authorize and adopt plans for pensions, profit sharing, deferred compensation, insurance benefits of all types and descriptions, and rights, options or other arrangements for the purchase of stock of the corporation, and to make the benefits of any such plans available to the directors, officers or employees of the corporation or to persons associated with or participating in the business of the corporation.

4. The Board of Directors may provide for the payment by the corporation of reasonable director's fees and of the travel and other expenses incurred by the directors in connection with attendance at meetings or otherwise incurred on business for and on behalf of the corporation.

5. No election of directors need be by ballot unless the by-laws shall provide otherwise.

6. No contract or other transaction between the corporation and any other corporation, partnership, person, association, syndicate or other form of organization which requires approval of the Board of Directors shall in any way be affected or invalidated by the fact that a director of the corporation is pecuniarily or otherwise interested, directly or indirectly, in said contract or other transaction or in such other corporation, partnership, person, association, syndicate or other form of organization, if (a) the contract or other transaction is presented for approval at a duly called meeting of the Board of Directors, (b) a majority of directors present at such meeting are not thus interested, and (c) the interested director discloses the nature of his interest at such meeting. If the preceding conditions are fulfilled, then such interested director may be counted in determining the existence of a quorum at such meeting, his vote may be counted with respect to the action taken and the other directors voting in favor of such contract or transaction shall not be personally liable for having so voted merely by virtue of the existence of the interest of the interested


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     director. None of the restrictions or requirements of this paragraph shall be applicable if the contract or other transaction is between or with a corporation, partnership, association, syndicate or other business organization which is controlled, directly or indirectly, by the corporation.

7. INDEMNITY OF OFFICERS, DIRECTORS AND EMPLOYEES. The Corporation shall indemnify, to the full extent that it shall from time to time have power under applicable law so to do and in the manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or officer of the Corporation. The Corporation may indemnify, to the full extent it shall from time to time have power under applicable law so to do and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of, or participant in, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this paragraph 8 shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or vote of disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, agent or participant and shall inure to the benefit of the heirs, executors and administrators of such a person.

EIGHTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of this Article Ninth by the stockholders of the corporation shall be prospective only and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred herein upon stockholders and directors are granted subject to this reservation.


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     IN WITNESS WHEREOF, said MARKET FACTS, INC. has caused this certificate to be signed by _______________, its President, and _______________, its
Secretary, this ______ day of _______________, 1999.



                                        MARKET FACTS, INC.


                                        By:_________________________________
                                           President


ATTEST:


____________________________________
Secretary

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